UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                         FORM 8-K

                     CURRENT REPORT
         Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                      Date of Report
                                 (Date of earliest event reported)
                     October 22, 2004

                THE COMMERCE GROUP, INC.
                      (Exact name of registrant as specified in its charter)


  Massachusetts       001-13672         04-2599931
   (State or other                  (Commission File             (IRS Employer
    jurisdiction                        Number)                  Identification
    of incorporation)                                                 No.)


  211 Main Street, Webster, Massachusetts  01570
        (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code: (508) 943-9000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

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The Commerce Group, Inc.
Form 8-K
October 22, 2004

Section 2.  Financial Information
     Item 2.02  Results of Operations and Financial
Condition

     The following information is being furnished under Item 2.02
- Results of Operations and Financial Condition. Such information, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

     On October 21, 2004, The Commerce Group, Inc. (the
"Company") issued a press release announcing its results for the quarter ended September 30, 2004. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.




                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           October 22, 2004





                            /s/ Randall V. Becker
                                Randall V. Becker
                          Treasurer and Accounting Officer

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                                               Exhibit 99.1
Press Release
RELEASE:     Immediate (October 21, 2004)
CONTACT:    Randall V. Becker
            Treasurer
            (508) 949-4129

                           The Commerce Group, Inc.
                   Announces 2004 Third Quarter Results
                           and Comparison to 2003

WEBSTER, Mass., October 21, 2004 -- The Commerce Group, Inc.
(NYSE:CGI) today reported 2004 third quarter results. Net earnings were $54.3 million, or $1.64 per diluted share, compared to net earnings of $22.9 million or $0.71 per diluted share for 2003.

During the third quarter of 2004, the Company had net realized investment losses of $2.2 million or $0.04 per diluted share, compared to gains of $2.6 million or $0.05 per diluted share in the third quarter of 2003. A complete breakdown of this information is included in the attached tables.

Earned premiums were $413.8 million for the third quarter of 2004, compared to $372.7 million for 2003. A schedule of direct written premiums to earned premiums is included in the attached tables.

The third quarter GAAP consolidated operating combined ratio was 88.6%, compared to 99.6% for 2003. The decrease in the combined ratio was the result of a decrease in the loss ratio partially offset by an increase in the underwriting ratio. The Company's GAAP consolidated loss ratio for the third quarter of 2004 decreased to 57.5% from 75.1% during the same period last year. The improvement was the result of several factors, including: (1) an increase in average earned premium revenue per automobile; (2) a decrease in the current year personal automobile physical damage claim frequency; (3) more favorable loss reserve development compared to the third quarter of last year; and,
(4) improved results from Commonwealth Automobile Reinsurers (C.A.R.) due to a decrease in our estimate of the overall C.A.R. deficit. The Company's GAAP consolidated underwriting ratio increased to 31.1%, as compared to 24.5% for last year's third quarter, primarily as a net result of significantly higher accrued agents' profit sharing partially offset by lower 2004 policy year mandated Massachusetts personal automobile commission rates. The higher agents' profit sharing is the result of substantially better underwriting results for the third quarter of 2004 versus last year's third quarter.

Cumulative September 30, 2004 Results

Net earnings for the first nine months of 2004 were $142.7 million, or $4.35 per diluted share, compared to net earnings of $107.3 million or $3.33 per diluted share for the 2003 period.

During the first nine months of 2004, the Company had net realized investment gains of $9.6 million or $0.19 per diluted share, compared to gains of $62.7 million or $1.39 per diluted share in the same period of 2003. A complete breakdown of this information is included in the attached tables.
MORE

CGI 3Q'04 Earnings Release (page 2 of 7)


Earned premiums were $1,213.8 million for the first nine months of 2004, compared to $1,061.0 million for 2003. A schedule of direct written premiums to earned premiums is included in the attached tables.

The 2004 nine-month GAAP consolidated operating combined ratio was 91.0%, compared to 100.1% for 2003. The decrease in the combined ratio was the result of a decrease in the loss ratio, partially offset by an increase in the underwriting ratio. The Company's GAAP consolidated loss ratio for the first nine months of 2004 decreased to 65.6% from 77.6% during the same period last year. The improvement was the result of several factors, including: (1) an increase in average earned premium revenue per automobile; (2) a decrease in the current year personal automobile physical damage claim frequency; (3) more favorable loss reserve development compared to the third quarter of last year; and, (4) improved results from C.A.R. due to a decrease in our estimate of the overall C.A.R. deficit. The Company's GAAP consolidated underwriting ratio increased to 25.4%, as compared to 22.5% for last year's third quarter, primarily as a net result of significantly higher accrued agents' profit sharing, partially offset by lower 2004 policy year mandated Massachusetts personal automobile commission rates. The higher agents' profit sharing is the result of substantially better underwriting results for the nine months of 2004 versus last year's nine months.

A complete presentation of September 30, 2004 and 2003 financial statement information, including a breakdown of the components of the combined ratio and realized investment gains and losses, is included in the financial statements attached to this press release.

Additional supplemental financial information will be available on October 22nd on the Company's website at www.commerceinsurance.com, under the "Links" section of the "News and Investor Information" area.

At September 30, 2004, the Company had authority to purchase approximately 858,000 additional shares of common stock under the current Board of Directors' stock re-purchase authorization, which excludes treasury stock acquired as a result of officer stock option exercises. During the third quarter, the Company issued approximately 247,000 shares of common stock related to all option exercises.

All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States (GAAP).

About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 20th largest personal automobile insurance group in the country by A. M. Best Company, based on 2003 direct written premium information.

MORE

CGI 3Q'04 Earnings Release (page 3 of 7)

Forward Looking Statements
This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities
Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "should," "management believes," "we believe," "we intend," and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

* the possibility of severe weather and adverse catastrophe experiences;
*   adverse trends in claim severity or frequency;
*   adverse state and federal regulations and legislation;
*   adverse judicial decisions;
* adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
*   interest rate risk;
* rate making decisions for private passenger automobile policies in Massachusetts;
*   potential rate filings;
*   heightened competition;
*   concentration of business within Massachusetts;
* market disruption in Massachusetts, if competitors exited the market or become insolvent;
*   dependence on our executive officers; and,
* the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. (Tables Follow)
Page 5 of 9
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

CGI 3Q '04 Earnings Release (page 4 of 7)

THE COMMERCE GROUP, INC. (NYSE - CGI)
CONSOLIDATED BALANCE SHEETS
September 30, 2004 and 2003
(Thousands of Dollars, Except Per Share Data)
Unaudited
                                                              Sept. 30,     Sept. 30,
                                                                2004          2003
Assets
Investments
  Fixed maturities, at market                                       $ 1,672,827   $ 1,114,094
  Preferred stocks, at market                                       $   421,373   $   302,901
  Common stocks, at market                                          $    96,725   $    94,558
  Preferred stock mutual funds, at equity                           $    56,051   $   129,666
  Mortgage loans and collateral notes receivable                    $    14,390   $    17,278
  Cash and cash equivalents                                         $   107,224   $   128,519
  Other investments                                                 $    35,791   $    24,190

      Total investments                                             $ 2,404,381   $ 1,811,206

Accrued investment income                                           $    19,511   $    14,543
Premiums receivable                                                 $   458,605   $   407,204
Deferred policy acquisition costs                                   $   175,555   $   161,828
Property and equipment, net                                         $    51,529   $    50,930
Due from reinsurers                                                 $   135,687   $   113,302
Residual market receivable                                          $   214,069   $   190,744
Current income taxes                                                $     3,153   $        -
Deferred income taxes                                               $    39,690   $    40,250
Receivable for securities sold                                      $       521   $       576
Other assets                                                        $    18,757   $    18,131

      Total assets                                                  $ 3,521,458   $ 2,808,714

Liabilities
  Unpaid losses and LAE                                             $ 1,012,871   $   953,371
  Unearned premiums                                                 $   958,979   $   852,740
  Bonds payable                                                     $   298,135   $        -
  Current income taxes                                              $        -    $     5,724
  Deferred income                                                   $    10,537   $     8,082
  Accrued agents' profit sharing                                    $    77,264   $    27,760
  Payable for securities purchased                                  $       221   $     7,982
  Outstanding checks payable                                        $    38,800   $    31,736
  Other liabilities                                                 $    74,367   $    60,296

      Total liabilities                                             $ 2,471,174   $ 1,947,691

Minority interest                                                   $     4,872   $     4,199

Stockholders' equity
  Preferred stock                                                            -             -
  Common stock                                                      $    20,258   $    19,182
  Paid-in capital                                                   $   127,159   $    42,420
  Net accumulated other comprehensive income                        $    11,788   $    20,331
  Retained earnings                                                 $ 1,108,298   $   954,180

      Stockholders' equity before treasury stock                    $ 1,267,503   $ 1,036,113

  Treasury stock                                                    $  (222,091)  $  (179,289)

      Total stockholders' equity                                    $ 1,045,412   $   856,824

      Total liabilities, minority interest and stockholders' equity $ 3,521,458   $ 2,808,714

Common shares outstanding                                            33,159,981    31,962,952

Stockholders' equity per share                                      $     31.53   $     26.81

CGI 3Q '04 Earnings Release (page 5 of 7)

THE COMMERCE GROUP, INC.  (NYSE -  CGI)
CONSOLIDATED STATEMENTS OF EARNINGS
Three and Nine Months Ended September 30, 2004 and 2003
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                               Three Months Ended                 Nine Months Ended
                                                                    Sept. 30,                         Sept. 30,
                                                                 2004         2003               2004          2003
Revenues:
  Earned premiums                                                   $   413,751   $   372,710         $ 1,213,830     $ 1,060,966
  Net investment income                                             $    30,021   $    23,318         $    85,730     $    69,130
  Premium finance and service fees                                  $     7,312   $     6,962         $    21,377     $    20,207
  Net realized investment gains (losses)                            $    (2,247)  $     2,630         $     9,610     $    62,650
  Other income                                                      $         2   $        -          $       115     $        -

      TOTAL REVENUES                                                $   448,839   $   405,620         $ 1,330,662     $ 1,212,953

Expenses:
  Losses and LAE                                                    $   237,918   $   280,006         $   796,606     $   823,611
  Policy acquisition costs                                          $   128,457   $    93,588         $   318,881     $   249,358
  Interest expense & amortization of bond fees                      $     4,608   $        -          $    13,703     $        -

      TOTAL EXPENSES                                                $   370,983   $   373,594         $ 1,129,190     $ 1,072,969

      Earnings before income taxes and minority interest            $    77,856   $    32,026         $   201,472     $   139,984

Income taxes                                                        $    23,329   $     9,113         $    58,233     $    32,598

      Earnings before minority interest                             $    54,527   $    22,913         $   143,239     $   107,386

Less the income in minority interest in subsidiary                  $      (213)  $       (49)        $      (495)    $      (129)

      NET EARNINGS                                                  $    54,314   $    22,864         $   142,744     $   107,257

COMPREHENSIVE INCOME                                                $    87,923   $    10,842         $   125,449     $   102,324

EARNINGS PER COMMON SHARE:
  BASIC                                                             $      1.65   $      0.72         $      4.37     $      3.35
  DILUTED                                                           $      1.64   $      0.71         $      4.35     $      3.33

Cash dividends paid per common share                                $      0.33   $      0.32         $      0.98     $      0.95

Weighted average shares outstanding:
  BASIC                                                              32,984,958    31,962,952          32,652,594      31,978,794
  DILUTED                                                            33,196,077    32,263,706          32,808,858      32,200,681

CGI 3Q '04 Earnings Release (page 6 of 7)

THE COMMERCE GROUP, INC.  (NYSE -  CGI)
ADDITIONAL EARNINGS INFORMATION
Three and Nine Months Ended September 30, 2004 and 2003
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                               Three Months Ended                 Nine Months Ended
                                                                    Sept. 30,                         Sept. 30,
                                                                 2004         2003              2004           2003

ADDITIONAL EARNINGS INFORMATION:
Direct written premiums to earned premiums reconciliation:
  Direct written premiums                                          $  466,612    $   422,814         $  1,433,185      $  1,287,395
  Assumed premiums                                                 $   24,799    $    30,771         $    102,369      $     88,523
  Ceded premiums                                                   $  (75,239)   $   (52,570)        $   (195,949)     $   (162,393)

    Net written premiums                                           $  416,172    $   401,015         $  1,339,605      $  1,213,525
    Increase in unearned premiums                                  $   (2,421)   $   (28,305)        $   (125,775)     $   (152,559)

      Earned premiums                                              $  413,751    $   372,710         $  1,213,830      $  1,060,966

GAAP consolidated operating ratios: (1)
  Loss ratio                                                             57.5%          75.1%                65.6%             77.6%
  Underwriting ratio                                                     31.1%          24.5%                25.4%             22.5%
    Combined ratio                                                       88.6%          99.6%                91.0%            100.1%

GAAP operating ratios for combined insurance subsidiaries only: (2)
  Loss ratio                                                             57.3%          74.9%                64.9%             77.4%
  Underwriting ratio                                                     30.8%          24.2%                24.8%             22.2%
    Combined ratio                                                       88.1%          99.1%                89.7%             99.6%

Breakdown of net realized investment gains (losses)
  Fixed maturities                                                 $     (635)   $     2,044         $      2,636      $     18,069
  Preferred stocks                                                 $    4,109    $     2,720         $     11,309      $     11,832
  Common stocks                                                    $      227    $     2,269         $      5,171      $     16,021

    Due to increase (decrease) in NAV                              $    3,153    $    (6,596)        $          7      $     33,151
    Due to sales                                                   $       47    $     3,469         $         85      $      1,903
  Venture capital fund investments                                 $    3,258    $       541         $      4,773      $       (510)
  Other                                                            $       (7)   $      (150)        $       (204)     $       (200)
  Other than temporary writedowns                                  $  (12,399)   $    (1,667)        $    (14,167)     $    (17,616)

    Net realized investment gains (losses) before tax              $   (2,247)   $     2,630         $      9,610      $     62,650
  Income tax (benefit) at 35%                                      $     (786)   $       920         $      3,364      $     21,927
    Net realized investment gains (losses) after tax and before
      impact of tax valuation allowance                            $   (1,461)   $     1,710         $      6,246      $     40,723
  Impact of tax valuation allowance                                $       -     $        -          $         -       $      3,936
    Net realized investment gains (losses) after tax and after
      impact of tax valuation allowance                            $   (1,461)   $     1,710         $      6,246      $     44,659

    Per diluted share net realized gains (losses) after tax and
      after impact of tax valuation allowance                      $    (0.04)   $      0.05         $       0.19      $       1.39

THE COMMERCE GROUP, INC.  (NYSE - CGI)
ADDITIONAL EARNINGS INFORMATION
Three Months and Nine Months September 30, 2004 and 2003
(Thousands of Dollars, Except Per Share Data)
Unaudited



  (1) GAAP consolidated operating ratios are calculated as in (2) below using the combined insurance subsidiaries' loss and underwriting results, adding to them the expenses of the holding companies (corporate expenses) in order to equal the loss and underwriting expense amounts on the income statement. For purposes of the U/W ratio, underwriting expenses are grossed-up for the increase in deferred acquisition costs of $1,179 and $4,582 for the three months ended and $21,948 and $23,587 for the nine months ended September 30, 2004 and 2003, respectively.

  (2) GAAP operating ratios for combined insurance subsidiaries are calculated as follows:
         (a) The loss ratio represents losses and LAE divided by earned premiums; and,
         (b) The underwriting ratio represents underwriting expenses (excluding changes in deferred acquisition costs), divided by net premiums written. No corporate expenses are included in the calculations.
















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